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                                                                  Exhibit 99.1

                             JOING FILING AGREEMENT

     Pursuant to Rule 13d-1(f)(i)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this
Exhibit is attached is filed on behalf of each of them.



Date:  February 9, 1999



                                          Metromedia Company

                                          By:  /s/ Stuart Subotnick
                                             ----------------------
                                          Name: Stuart Subotnick
                                          Title: Executive Vice President


                                          /s/ John W. Kluge
                                          -----------------
                                          John W. Kluge

                                          /s/ Stuart Subotnick
                                          --------------------
                                          Stuart Subotnick



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